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                                                                     EXHIBIT 5.1

                         Opinion and Consent of Counsel

                                January 24, 2000

VoiceStream Wireless Holdings Corporation
3650 131st Avenue S.E.
Bellevue, Washington  98006

        Re: Registration Statement on Form S-4 of
            VoiceStream Wireless Holdings Corporation

Ladies and Gentlemen:

     We have acted as counsel to VoiceStream Wireless Holdings Corporation
(the "Company") in connection with the filing of the above-referenced Registration Statement (the "Registration Statement") relating to the registration of shares (the "Shares") of Common Stock, no par value per share, of the Company that may be issued in exchange for shares of stock of VoiceStream Wireless Corporation, Omnipoint Corporation and Aerial Communications, Inc. in connection with certain transactions (the "Transactions") described in the Registration Statement.

     In connection therewith, we have reviewed the Company's Restated Certificate of Incorporation, Amended and Restated Bylaws and minutes of appropriate meetings, and we are familiar with the proceedings to date with respect to the Transactions and the proposed issuance of the Shares and have examined such records, documents and questions of law, and have satisfied ourselves as to matters of fact, as we have considered relevant and necessary as a basis for this opinion.

     Based on the foregoing, it is our opinion that:

     1. The Company is duly incorporated and validly existing under the laws of the State of Delaware.

     2. The Shares will be legally issued, fully paid and non-assessable under the Delaware corporate law when certificates representing the Shares shall have been duly executed, countersigned and registered and duly delivered in exchange for the shares of stock of VoiceStream Wireless Corporation, Omnipoint Corporation and Aerial Communications, Inc. in connection with the Transactions. We do not find it necessary for the purposes of this opinion to cover, and accordingly we express no opinion as to, the application of the securities or blue sky laws of the various states to the sale of the Shares. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement.

                                                    Very truly yours,

                                                    PRESTON GATES & ELLIS LLP

                                                    BY /s/ G. Scott Greenburg
                                                    -------------------------
                                                           G. Scott Greenburg